UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2023

LuxUrban Hotels Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2125 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) -220-9973

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUXH	The Nasdaq Stock Market LLC
13.00% Series A Cumulative Redeemable Preferred Stock, $0.00001 par value per share	LUXHP	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

LuxUrban Hotels Inc. (The “Company” or “we,” “us,” and similar pronouns) previously entered into:

●	a Securities Purchase Agreement, dated as of May 27, 2022 (the “May Agreement”), between the Company and Greenle Partners LLC Series Alpha P.S. (“Greenle Alpha”);

●	a Securities Purchase Agreement, dated as of June 30, 2022, and amended by the letter agreement dated July 15, 2022 and Addendum to Securities Purchase Agreement dated as of August 15, 2022 (as amended, the “June Agreement”), between the Company and Greenle Alpha;

●	a Securities Purchase Agreement, dated as of September 30, 2022, and amended by the letter agreement dated October 20, 2022 (as amended, the “September Agreement” and, together with the May Agreement and the June Agreement, the “Purchase Agreements”), between the Company and Greenle Alpha;

●	a Loan Agreement, dated as of November 23, 2022 (the “Loan Agreement” and collectively with the Purchase Agreements, the “Greenle Agreements”), among the Company, Greenle Alpha and Greenle Partners LLC Series Beta P.S. (“Greenle Beta” and, together with Greenle Alpha, “Greenle”), as supplemented or amended by a letter agreement dated February 17, 2023;

●	a letter agreement between Greenle and the Company dated February 13, 2023 (the “February 2023 Revenue Share Agreement”), as amended by the Revenue Share Exchange Agreement dated May 21, 2023 (the “May 2023 Letter Agreement”);

●	a letter agreement between the Company and Greenle dated June 19, 2023 (the “June 2023 Letter Agreement”);

●	a letter agreement between the Company and Greenle dated August 15, 2023 (the “August 2023 Letter Agreement”);

●	a letter agreement between the Company and Greenle dated November 6, 2023 (the “November 2023 Letter Agreement”); and

●

a letter agreement between the Company and Greenle dated December 17, 2023 (the “December 2023 Letter Agreement” and collectively with the Purchase Agreements, the Greenle Agreements, the February 2023 Revenue Shares Agreement, the May 2023 Letter Agreement, the June 2023 Letter Agreement, the August 2023 Letter Agreement and the November 2023 Letter Agreement, the “Agreements”).

On December 27, 2023, we entered into a further agreement with Greenle (the “Second December 2023 Letter Agreement”) pursuant to which Greenle agreed to accelerate the timing for which it will exercise its right, pursuant to the outstanding warrants issued to Greenle in connection with the November 2023 Letter Agreement, to purchase an aggregate of 500,000 shares of Common Stock, subject to certain limitations and timing provisions, as more fully described in the Second December 2023 Letter Agreement. Such exercise will result in proceeds to the Company of $2,000,000 on or before January 12, 2024.

As consideration for Greenle’s execution of the Second December 2023 Letter Agreement, the Company agreed to issue (i) Greenle Alpha a warrant to purchase 805,000 shares of Common Stock at an exercise price of $5.50 per share and (ii) Greenle Beta a warrant to purchase 195,000 shares of Common Stock at an exercise price of $5.50 per share (collectively, the “Second December Warrants”), the form of which is attached to this Current Report on Form 8-K as Exhibit 4.1. Subject to certain limitations contained in the Second December 2023 Letter Agreement, the Company will have the right to require Greenle to exercise such warrants at a trigger price of $6.50, which would result in proceeds to the Company of $5,500,000. The Company agreed to register under the Securities Act of 1933, as amended, the resale of the Common Stock issuable upon exercise of the Second December Warrants within 180 days of the date of the Second December 2023 Letter Agreement.

The foregoing summary of the Second December 2023 Letter Agreement is not complete and is qualified by reference to the full text of the Second December 2023 Letter Agreement, which is included as Exhibit 10.1 to this Current Report and herein incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Matthew Ulmann

On November 6, 2023, the Company and Matthew Ulman, age 39, entered into an employment agreement, pursuant to which he will serve as the General Counsel and Chief Compliance Officer of the Company (the “Ulmann Employment Agreement”).

Effective December 22, 2023, the Board of Directors (the “Board”) of the Company promoted Mr. Ulmann to the position of Corporate Secretary and a named executive officer. In connection with such promotion, Shanoop Kothari resigned from his position as Corporate Secretary of the Company, effective December 22, 2023. Mr. Kothari will retain his positions as President, Co-Chief Executive Officer and Chief Financial Officer of the Company.

Prior to joining the Company, from August 2022 until November 2023, Mr. Ulmann served as an associate at Schwartz Sladkus Reich Greenberg Atlas LLP. From March 2019 to August 2020, Mr. Ulmann served as an agency attorney for the New York City Department of Education, Special Education Unit. From August 2018 to March 2019, Mr. Ulmann served as an associate at LeClairRyan PLLC.

The Ulmann Employment Agreement provides for Mr. Ulmann to serve for an initial three-year term, provided that the Ulmann Employment Agreement automatically renews for additional one-year terms thereafter in the event neither party provides the other at least 90 days’ prior notice of their intention not to renew the terms of the agreement. The Ulmann Employment Agreement provides for Mr. Ulmann to receive an annual base salary of $550,000 per year. Pursuant to the Ulmann Employment Agreement, Mr. Ulmann will also be eligible to receive a performance-based cash bonus pursuant to the Company’s annual bonus plan as then in effect, with a target of 25% of Mr. Ulmann’s base salary, with a maximum bonus of 50%, which for calendar year 2024 shall be measured against performance criteria set forth in the Ulmann Employment Agreement. The performance criteria will be updated on an annual basis by the Board of Directors or the Compensation Committee. Pursuant to the Ulmann Employment Agreement, Mr. Ulmann received a one-time “signing” bonus in the amount of $150,000. Pursuant to the Ulmann Employment Agreement, Mr. Ulmann will also be eligible to receive an annual equity award with a grant date fair value approximately equal to 75% of the his base salary, subject to the terms and conditions set forth in the applicable incentive plan, award agreement or stock option agreement. Mr. Ulmann will receive stock options in the amount of 200,000 for calendar year 2024 and is entitled to receive such stock options no later than January 2, 2024. In addition to the foregoing, Mr. Ulmann will be entitled to certain compensation and benefits upon termination of his employment under specified circumstances.

There are no arrangements or understandings between Mr. Ulmann and any other person pursuant to which he was appointed as the Company’s General Counsel, Chief Compliance Officer and Corporate Secretary or named executive officer. There are no family relationships between Mr. Ulmann and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Ulmann that are reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The foregoing descriptions of the Ulmann Employment Agreement is not complete and is qualified in its entirety by reference to the text of the Ulmann Employment Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K.

Compensation of Brian Ferdinand and Shanoop Kothari

Pursuant to Mr. Kothari’s employment agreement, on December 29, 2023, Mr. Kothari is eligible and recieved an annual equity award with a grant date fair value approximately equal to 300% of his base salary. Such annual equity award shares were issued to Mr. Kothari on December 29, 2023. Pursuant to Mr. Ferdinand’s employment agreement, he is eligible to receive an annual equity award with a grant date fair value approximately equal to 450% of his base salary. Mr. Ferdinand decided to relinquish such annual equity award and Mr. Kothari received such annual equity award shares on December 29, 2023.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on September 1, 2023).
10.1	Second December 2023 Letter Agreement.
10.2	Employment Agreement, by and between LuxUrban Hotels Inc. and Matthew Ulmann, effective as of November 6, 2023
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2023	LUXURBAN HOTELS INC.

	By:	/s/ Brian Ferdinand
		Name:	Brian Ferdinand
		Title:	Chairman and Co-Chief Executive Officer

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